Exhibit 99.1

KULR Technology Group Sets First Quarter 2024 Earnings Call for Wednesday, May 15, 2024 at 4:30 p.m. ET

SAN DIEGO / GLOBENEWSWIRE / May 10, 2024 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a global leader in sustainable energy management, will hold a conference call on Wednesday, May 15th at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss its financial results for the first quarter ended March 31, 2024. The financial results will be issued in a press release prior to the call.

KULR management will host the conference call, followed by a question-and-answer period. Interested parties can submit relevant questions prior to the call to Stuart Smith at SmallCapVoice.Com, Inc. via email: ssmith@smallcapvoice.com by 12:00 PM ET on Tuesday, May 14th, 2024. Mr. Smith will compile a list of questions and submit them to the Company prior to the conference call. The questions that will get addressed will be based on the relevance to the shareholder base, and the appropriateness of the questions in light of public disclosure rules.

Date: Wednesday, May 15, 2024

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

To access the call, please register using the following link: KULR First Quarter 2024 Earnings Call. After registering, an email will be sent, including dial-in details with a conference call access code required to join the live call. The conference call will be available for replay here via the Investor Relations section on KULR’s website (www.kulrtechnology.com).

About KULR Technology Group, Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on April 12, 2024, as may be amended or supplemented by other reports we file with the Securities and Exchange Commission from time to time. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

KULR Technology Group, Inc.

Phone: 858-866-8478 x 847

Email: ir@kulrtechnology.com